UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2014
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 East 42nd Street, New York, New York		10168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 755-3320

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2014, Finjan Holdings, Inc. (the "Company") appointed Michael D. Noonan as its Chief Financial Officer and Treasurer.  Mr. Noonan, age 56, has served as the Company's Vice President, Finance since October 27, 2014.  Previously, Mr. Noonan served as the chief financial officer of Sky Petroleum Inc. ("Sky Petroleum"), an international oil and gas exploration and development company, from 2005 until September 2013,  and served as a member of Sky Petroleum's board of directors from 2005 until April 2014.  Mr. Noonan served as a Senior Director in the finance department for Forgent Networks, an intellectual property company, from 2002 to 2005, where he was responsible for investor relations, human resources and mergers and acquisitions.  Prior to Forgent, Mr. Noonan worked for Pierpont Communications, an investor and public relations firm, where he was a senior vice president.  Mr. Noonan has also served as director of investor relations and corporate communications at Integrated Electrical Services, an electrical services company, and manager of investor relations and public affairs for Sterling Chemicals, a manufacturer of commodity petro-chemicals.  Since 2012 Mr. Noonan also has been serving as a director of Experience Art & Design, Inc. and founded IR Smartt, Inc., a private company focused on social media for investor relations.  Mr. Noonan received a BBA in Business Administration and Economics from Simon Fraser University in British Columbia, Canada; an MBA from Athabasca University in Alberta, Canada; and an Executive JD from Concord School of Law in Los Angeles, California.

In connection with Mr. Noonan’s appointment as Chief Financial Officer and Treasurer, the Company and Mr. Noonan entered into an Amended and Restated Employment Agreement, dated November 11, 2014 (the “Employment Agreement”).   The Employment Agreement provides for a base salary of $250,000 per year, subject to adjustment.  During the term of the Employment Agreement, Mr. Noonan will also be eligible to receive an annual bonus in the amount of $75,000, subject to adjustment on an annual basis, based upon his individual performance and the overall progress of the Company.  Mr. Noonan will also be eligible to participate in the Company’s 2014 Incentive Compensation (the “2014 Plan”) and benefit plans.

Prior to Mr. Noonan’s appointment to Chief Financial Officer, on October 27, 2014, the Company awarded Mr. Noonan 130,000 shares of restricted stock units (the “RSUs”), in his capacity as Vice President, Finance.  The RSUs are scheduled to vest over a three-year period, with one third vesting on the first anniversary of the Grant Date, and an additional 8.33% of the RSUs vesting every three calendar months thereafter until fully vested.  The RSUs were awarded pursuant to the 2014 Plan and an award agreement thereunder.

Mr. Noonan’s employment may be terminated at any time and for any reason upon at least 30 days advance written notice of such termination.

Shimon Steinmetz ceased serving as the Company’s Chief Financial Officer and Treasurer upon the appointment of Mr. Noonan.  Mr. Steinmetz will continue to work with the Company on a transitional basis in accordance with his current employment agreement.

 Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated November 11, 2014, between Finjan Holdings, Inc. and Michael Noonan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: November 12, 2014	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Title: Chief Executive Officer & President